News Release

Tutor Perini Reports First Quarter 2021 Results

•Revenue of $1.21 billion compared to $1.25 billion in Q1 2020
•Income from construction operations of $49.7 million, up 5% over prior year, driven by a shift toward higher-margin projects within the Civil segment
•Diluted earnings per share (“EPS”) of $0.31 compared to $0.34 in Q1 2020
•Backlog remains solid at $8.1 billion, with 59% comprised of higher-margin Civil projects
•Affirming 2021 EPS guidance of $1.80 to $2.20

LOS ANGELES – (BUSINESS WIRE) – May 5, 2021 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the first quarter of 2021. Revenue was $1.21 billion compared to $1.25 billion for the first quarter of last year, as reduced activities on Building segment projects were mostly offset by increased volume on Specialty Contractors segment projects. Despite the slightly lower revenue, income from construction operations for the first quarter of 2021 was $49.7 million, up 5% compared to $47.2 million for the first quarter of last year. The increase was primarily driven by a shift toward higher-margin projects within the Civil segment, including favorable contributions from projects in California and Guam. Net income attributable to the Company for the first quarter of 2021 was $16.0 million, or $0.31 per diluted share, compared to $17.4 million, or $0.34 per diluted share, for the first quarter of 2020. The decrease in net income attributable to the Company, and correspondingly EPS, was principally driven by a higher effective tax rate in the current period compared to the same quarter last year.

First quarter 2021 backlog remained solid at $8.1 billion compared to $8.3 billion at the end of 2020. As anticipated, backlog declined as a result of revenue that modestly outpaced new awards in the quarter. New awards totaled $1.0 billion and included a $269 million government building facility in California, more than $220 million for various civil projects in the Midwest and $120 million of additional funding for a mass-transit project in California. The Company now anticipates booking the previously announced $478 million LAX Airport Metro Connector project into backlog in the second quarter of 2021. The Company also anticipates bidding on several large projects this year and during the first half of 2022, and expects backlog growth to resume in the second half of 2021 to levels that will continue to support future revenue growth.

Outlook and Guidance

“Overall, we delivered solid first-quarter results that were modestly ahead of expectations,” commented Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “We are currently bidding several large projects, with a large stream of other significant bids expected to occur later this year and continuing well into next year. We look forward to winning our share of these opportunities and resuming strong backlog growth in the second half of this year. We are also encouraged by the Biden Administration's strong focus on infrastructure investments and the potential for substantial federal infrastructure spending on the horizon, which would further bolster our already positive long-term business outlook.”

Based on the Company’s year-to-date results in 2021 and the current outlook for the remainder of the year, the Company is affirming its EPS guidance and still expects EPS to be in the range of $1.80 to $2.20.

First Quarter 2021 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 5, 2021, to discuss the first quarter 2021 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations; revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims and adversely affecting our working capital, profits and cash flows; a significant slowdown or decline in economic conditions; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; increased competition and failure to secure new contracts; decreases in the level of government spending for infrastructure and other public projects; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; client cancellations of, or reductions in scope under, contracts reported in our backlog; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; economic, political, regulatory and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, which could result in unanticipated losses; adverse health events, such as an epidemic or a pandemic; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; impairment of our goodwill or other indefinite-lived intangible assets; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2021	2020
REVENUE	$1,207,595	$1,250,729
COST OF OPERATIONS	(1,097,140)	(1,139,649)
GROSS PROFIT	110,455	111,080
General and administrative expenses	(60,751)	(63,853)
INCOME FROM CONSTRUCTION OPERATIONS	49,704	47,227
Other income, net	175	481
Interest expense	(17,810)	(16,436)
INCOME BEFORE INCOME TAXES	32,069	31,272
Income tax expense	(6,964)	(5,134)
NET INCOME	25,105	26,138
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	9,071	8,767
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$16,034	$17,371
BASIC EARNINGS PER COMMON SHARE	$0.31	$0.35
DILUTED EARNINGS PER COMMON SHARE	$0.31	$0.34
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,913	50,338
DILUTED	51,348	50,836

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Three Months Ended March 31, 2021
Total revenue	$583,144	$457,170	$324,948	$1,365,262	$—		$1,365,262
Elimination of intersegment revenue	(107,569)	(49,937)	(161)	(157,667)	—		(157,667)
Revenue from external customers	$475,575	$407,233	$324,787	$1,207,595	$—		$1,207,595
Income (loss) from construction operations	$50,105	$11,216	$1,324	$62,645	$(12,941)	(a)	$49,704
Capital expenditures	$9,564	$73	$145	$9,782	$53		$9,835
Depreciation and amortization(b)	$22,713	$432	$959	$24,104	$2,770		$26,874

Three Months Ended March 31, 2020
Total revenue	$580,087	$505,082	$282,452	$1,367,621	$—		$1,367,621
Elimination of intersegment revenue	(93,458)	(23,318)	(116)	(116,892)	—		(116,892)
Revenue from external customers	$486,629	$481,764	$282,336	$1,250,729	$—		$1,250,729
Income (loss) from construction operations	$46,121	$3,516	$8,279	$57,916	$(10,689)	(a)	$47,227
Capital expenditures	$11,192	$12	$473	$11,677	$16		$11,693
Depreciation and amortization(b)	$18,616	$427	$993	$20,036	$2,775		$22,811
____________________________________________________________________________________________________
(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2021	As of December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($91,768 and $105,735 related to variable interest entities (“VIEs”))	$318,720	$374,289
Restricted cash	82,086	77,563
Restricted investments	74,062	78,912
Accounts receivable ($78,924 and $86,012 related to VIEs)	1,368,892	1,415,063
Retainage receivable ($129,050 and $122,335 related to VIEs)	661,382	648,441
Costs and estimated earnings in excess of billings ($55,315 and $39,846 related to VIEs)	1,255,992	1,236,734
Other current assets ($49,182 and $51,746 related to VIEs)	236,943	249,455
Total current assets	3,998,077	4,080,457
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $452,904 and $434,294 (net P&E of $8,526 and $12,840 related to VIEs)	478,338	489,217
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	116,472	123,115
OTHER ASSETS	147,977	147,685
TOTAL ASSETS	$4,946,007	$5,045,617

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt, net of unamortized discount and debt issuance costs totaling $941 and $2,040	$101,020	$100,188
Accounts payable ($81,694 and $116,461 related to VIEs)	716,326	794,611
Retainage payable ($28,027 and $26,439 related to VIEs)	318,692	315,135
Billings in excess of costs and estimated earnings ($332,704 and $362,427 related to VIEs)	818,757	839,222
Accrued expenses and other current liabilities ($6,838 and $9,595 related to VIEs)	176,264	215,207
Total current liabilities	2,131,059	2,264,363
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $19,478 and $20,209	924,651	925,277
DEFERRED INCOME TAXES	82,950	82,966
OTHER LONG-TERM LIABILITIES	235,266	230,066
TOTAL LIABILITIES	3,373,926	3,502,672
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 50,937,607 and 50,827,205 shares	50,938	50,827
Additional paid-in capital	1,127,624	1,127,385
Retained earnings	438,419	422,385
Accumulated other comprehensive loss	(47,356)	(46,741)
Total stockholders' equity	1,569,625	1,553,856
Noncontrolling interests	2,456	(10,911)
TOTAL EQUITY	1,572,081	1,542,945
TOTAL LIABILITIES AND EQUITY	$4,946,007	$5,045,617

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$25,105	$26,138
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	20,231	16,999
Amortization of intangible assets	6,643	5,812
Share-based compensation expense	2,448	4,244
Change in debt discounts and deferred debt issuance costs	2,017	3,486
Deferred income taxes	95	2,474
(Gain) loss on sale of property and equipment	20	(461)
Changes in other components of working capital	(108,385)	(90,884)
Other long-term liabilities	5,027	1,061
Other, net	95	(2,876)
NET CASH USED IN OPERATING ACTIVITIES	(46,704)	(34,007)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(9,835)	(11,693)
Proceeds from sale of property and equipment	457	583
Investments in securities	(2,910)	(9,696)
Proceeds from maturities and sales of investments in securities	6,870	6,211
NET CASH USED IN INVESTING ACTIVITIES	(5,418)	(14,595)

Cash Flows from Financing Activities:
Proceeds from debt	74,251	348,688
Repayment of debt	(75,939)	(283,915)
Cash payments related to share-based compensation	(1,236)	(694)
Distributions paid to noncontrolling interests	—	(13,500)
Contributions from noncontrolling interests	4,000	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,076	50,579

Net increase (decrease) in cash, cash equivalents and restricted cash	(51,046)	1,977
Cash, cash equivalents and restricted cash at beginning of period	451,852	202,101
Cash, cash equivalents and restricted cash at end of period	$400,806	$204,078

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2020	New Awards in the Three Months Ended March 31, 2021(a)	Revenue in the Three Months Ended March 31, 2021	Backlog at March 31, 2021
Civil	$4,783.6	$457.0	$(475.6)	$4,765.0
Building	1,702.3	344.2	(407.2)	1,639.3
Specialty Contractors	1,859.8	157.5	(324.8)	1,692.5
Total	$8,345.7	$958.7	$(1,207.6)	$8,096.8
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.